SCHEDULE 14A INFORMATION

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MARIMBA, INC.

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BMC SOFTWARE, INC.

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The following slides were used by BMC Software, Inc. in presentations to analysts on April 29, 2004.

BMC Software to Acquire Marimba

Expanded Change and Configuration

Management Capabilities to

Extend BSM Strategy

align

Forward-Looking Statements

This presentation contains forward-looking statements that involve risks and uncertainties concerning BMC Software’s proposed acquisition of Marimba, BMC Software’s expected financial performance, as well as BMC Software’s strategic and operational plans. Forward-looking statements made about the business, strategic and operational plans or financial performance of BMC Software are made solely by BMC Software Inc., and Marimba, Inc. undertakes no responsibility or liability for such statements. Actual events or results may differ materially from those described in this presentation due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that Marimba’s stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the SEC and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on Marimba’s customer relationships, operating results and business generally, including the ability to retain key employees. Other potential risks and uncertainties include, among others, the reaction of customers of BMC Software and Marimba to the transaction; BMC Software’s ability to successfully integrate Marimba’s operations and employees; and general economic conditions. More information about potential factors that could affect BMC Software’s business and financial results is included in BMC Software’s SEC filings. For more information and additional risk factors regarding Marimba, see Marimba’s SEC filings. All SEC filings are available at www.sec.gov.

Transaction Overview

› BMC Software has signed a definitive merger agreement to acquire Marimba for $8.25 per share in cash

› Transaction reflects a net price of approximately $187 million, adjusted for Malta’s expected net cash balance, as of March 31, 2004

› Expected to be accretive to earnings within 12 months of closing

› Marimba business will be an important extension of BSM capabilities as this acquisition unites key technology processes to provide a more complete answer to BMC customers’ change process and configuration management problems

› The acquisition is subject to regulatory and Marimba shareholder approval, currently anticipated to be during BMC’s second fiscal quarter

Marimba Overview

Marimba is a systems management software company, specifically focused on change and configuration management

› Nasdaq: MRBA, founded in 1996, public in 1999

› Headquarters: Mountain View, California

› Trailing twelve month revenues of $38.9 million as of March 31, 2004

› Over $52.9 million in cash, no debt

› Approximately 170 employees

› 200+ customers comprising Fortune 50 and Global 1000 organizations

Why Marimba?

Leading technology › Policy-based management paradigm: Set the rules once, the software does the work

› Transport is more secure, more scalable

› Flexible architecture lets Marimba rapidly develop products in response to changing IT landscape

› Heterogeneity –enables comprehensive support across heterogeneous environments including Windows, Linux, AIX, HP-UX, Solaris and fits with BMC platform agnostic philosophy

› Modularity – solutions address specific customer need for discrete projects

Breadth of offering is strong complement to BMC’s BSM solution

› Core technology addresses many problems – security patch management, asset discovery, server management, license compliance, OS management, software distribution

› Solution focus on business/IT alignment problems

› Immediate ROI – reduce customer costs and business risk

World-class customer base › Blue-chip global customer base with strong repeat business

› Technology “battle tested” with enterprise customers

Marketplace synergies with

Remedy

Combining Marimba with BMC extends the longstanding relationship between Marimba and BMC and Remedy and creates substantial marketplace synergies

› Complements and extends BMC’s server management offering by providing Marimba’s cross-platform change and configuration management capabilities for servers in datacenters and remote offices

› Adds client systems management capabilities to the most complete IT Service Management solution available for asset management, change management, and service desks

› Advances the asset configuration and inventory management capabilities of our combined customer base as they pursue strategies to align business objectives with IT investments

› Enables customers to better manage the requirements of IT change and configuration management within a distributed network

› Provides customers an integrated approach to change, asset, and discovery solutions

The combined Marimba/BMC solution enables customers to:

› Improve control of their IT infrastructure through automated inventory of hardware and software configurations

› Manage software performance through automated distribution of patches and upgrades

› Track software license usage data to accurately size purchase requirements and prevent overbuying

› Significantly reduce BSM implementation time through auto-discovery to populate the business service impact model

Marimba Products and Services Overview

Marimba gives customers dynamic control of IT resources by offering completechange & configuration management solutions for both client & server environments

› Marimba’s Client Management products automate the deployment and management of applications, deployment of updates and patches, migration to new operating systems, inventory scans & software usage tracking across desktops, laptops & mobile devices

› Marimba’s Server Management products automate critical server management functions such as inventory, provisioning, packaging, configuration, auditing and repair, reducing the complexity of managing servers across the enterprise

Marimba solutions address some of the most important IT business problems such as:

› Asset Discovery

› Security Patch Management

› Software Distribution

› Software License Compliance

› Server Management

› Operating Systems Management

› IT Asset Tracking and Management

Selected Active Marimba Customers

Forward-Looking Statements

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning BMC Software’s proposed acquisition of Marimba, BMC Software’s expected financial performance (including without limitation as described in the quotations from management in this press release), as well as BMC Software’s strategic and operational plans. Forward-looking statements made about the business, strategic and operational plans or financial performance of BMC Software are made solely by BMC Software Inc., and Marimba, Inc. undertakes no responsibility or liability for such statements. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that Marimba’s stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the SEC and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on Marimba’s customer relationships, operating results and business generally, including the ability to retain key employees. Other potential risks and uncertainties include, among others, the reaction of customers of BMC Software and Marimba to the transaction; BMC Software’s ability to successfully integrate Marimba’s operations and employees; and general economic conditions. More information about potential factors that could affect BMC Software’s business and financial results is included in BMC Software’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003 which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Marimba generally, see “Factors Affecting Operating Results” contained in Marimba’s Annual Report on Form 10-K filed with the SEC on March 16, 2004 and in other reports filed by Marimba with the SEC.

Additional Information About the Merger and Where to Find It

Marimba will file a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. MARIMBA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Marimba seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Marimba with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by Marimba with the SEC may also be obtained free of cost by directing a request to: Investor Relations Group, Marimba, Inc, 440 Clyde Avenue, Mountain View, CA 94043; or InvestorRelations@marimba.com.You may also read and copy any reports, statements and other information filed by Marimba at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Marimba and BMC Software and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of Marimba stockholders in connection with the proposed merger. Certain directors and executive officers of Marimba may have interests in the merger, including severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of Marimba common stock generally, and their interests will be described in the proxy statement that will be filed by Marimba with the SEC.

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BMC Software, the BMC Software logos and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.

Marimba is a registered trademark of Marimba, Inc., in the U.S. and certain other countries. Other trademarks and product, company or service names included herein are the property of their respective owners.